Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Lillian D. Etzkorn, CFO
Phone: (574) 535-1125
E Mail: Investors@lci1.com

LCI Industries Second Quarter 2026 Conference Call Scheduled for August 5, 2026, at 8:30 a.m. ET

ELKHART, Ind., July 22, 2026 – LCI Industries (NYSE: LCII), a leading supplier of engineered components to the recreation and transportation markets, will release its second quarter 2026 financial results before the market opens on Wednesday, August 5, 2026.

Conference Call & Webcast

LCI Industries will also host a conference call and webcast to discuss its second quarter 2026 results on Wednesday, August 5, 2026, at 8:30 a.m. ET.

An online, real-time webcast, as well as a supplemental earnings presentation, will be available on the Company's website, www.investors.lci1.com. The conference call and webcast can also be accessed by dialing (888) 596-4144 for participants in the U.S. and (646) 968-2525 for participants outside the U.S. using the required access code 5713129#. Due to the high volume of companies reporting earnings at this time, please be prepared for hold times of up to 15 minutes when dialing in to the call.

A replay of the conference call will be available for two weeks by dialing (800) 770-2030 for participants in the U.S. and (609) 800-9909 for those outside the U.S. and referencing access code 5713129#. A replay of the webcast will also be available on the Company’s website immediately following the conclusion of the call.

About LCI Industries

LCI Industries (NYSE: LCII), through its Lippert subsidiary, is a global leader in supplying engineered components to the outdoor recreation and transportation markets. We believe our innovative culture, advanced manufacturing capabilities, and dedication to enhancing the customer experience have established Lippert as a reliable partner for both OEM and aftermarket customers. For more information, visit www.lippert.com.